© 2018 Cree, Inc. All rights reserved Cree Acquires Infineon Technologies RF Power Business EXPANDING LEADERSHIP IN RF POWER March 6, 2018

© 2018 Cree, Inc. All rights reserved 2 Note on Forward-Looking Statements This presentation includes forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction, including future financial and operating results. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the possibility that anticipated benefits of the proposed transaction will not be realized; the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; the risk that we are not able to enter into contractual arrangements with the customers of the acquired business; risks associated with acquisitions generally; the risk that we are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; our ability to lower costs; product mix; risks associated with our ability to complete development and commercialization of products under development; risks associated with the ramp-up of production of new products and our entry into new business channels; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 25, 2017, and subsequent reports filed with the SEC. The forward-looking statements in this presentation represent Cree's judgment as of the date of this presentation. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise. Note Regarding Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures and targets. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this presentation. Non-GAAP results exclude certain costs, charges and expenses which are included in GAAP results. By including these non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Forward-Looking Statements & Non-GAAP Measures

© 2018 Cree, Inc. All rights reserved 3 WOLFSPEED A Powerhouse Semiconductor company focused on Silicon Carbide (SiC) and Gallium Nitride (GaN) • Large multi-decade growth opportunities with SiC and GaN in Electric Vehicles, Solar energy, Telecommunications, Industrial, and Mil/Aero • Invest to expand scale and to accelerate growth of SiC Materials, Power Devices and GaN RF Devices where SiC and GaN have distinct advantage • Objectives: High growth, strong gross margins with good fall through to the bottom line Cree’s Transformation Path

# Transaction Summary

| Asset Purchase of Infineon RF Power Business | |
|---|---|
| Price | • Euro 345 million cash (~$426 million) |
| Assets Acquired | • GaN-on-SiC and LDMOS packaging and test operations in Morgan Hill, CA<br>• Well-established customer relationships with leading wireless infrastructure OEMs<br>• Plastic packaging services line in Melaka, Malaysia<br>• ~260 employees |
| Impact | • Increases Wolfspeed revenue ~40% with strong future growth opportunity<br>• Expands the Cree Wolfspeed business unit's RF market opportunity<br>• Strengthens Wolfspeed's leadership position in RF GaN-on-SiC technologies<br>• Targeted to be accretive to non-GAAP* earnings per share in its first full quarter of operations with Cree |
| Financing | • Financed with cash on hand and revolver draw<br>• Proforma leverage of 2.25x with strong balance sheet flexibility and ~$530 million of liquidity post transaction |
| Timing | • Transaction closed today - March 6, 2018 |

CREE

4

*Targeted non-GAAP earnings per share exclude expenses related to the amortization of acquired intangibles, stock based compensation expense and one-time acquisition related expenses

© 2018 Cree, Inc. All rights reserved

© 2018 Cree, Inc. All rights reserved 5 Positions Wolfspeed to further enable faster 4G networks and the revolutionary transition to 5G Strengthens Wolfspeed’s leadership position in RF GaN-on-SiC technologies • Increased scale – increases Wolfspeed revenue by ~$115 million in the first 12 months • Broader product offering - silicon LDMOS and GaN RF packaged devices • Additional RF expertise - 70+ engineers, silicon and GaN know-how, extensive IP • Unique positioning – only Wolfspeed is vertically integrated from SiC wafers to devices Provides access to additional markets and customers • Offering packaged devices expands Wolfspeed’s RF market opportunity • Existing relationships with the top OEMs in wireless infrastructure provide direct market access Adds in-house packaging expertise and capability • GaN-on-SiC and LDMOS packaging and test operations in Morgan Hill, CA Financially attractive Targeted to be accretive to non-GAAP* earnings per share in its first full quarter of operations with Cree Business supports achieving our 40/20/20 long-range margin model presented at our Investor Day on February 26, 2018 Strategic Rationale *Targeted non-GAAP earnings per share exclude expenses related to the amortization of acquired intangibles, stock based compensation expense and one-time acquisition related expenses

© 2018 Cree, Inc. All rights reserved 6 Key Takeaways Strengthens Market Position Added scale, packaging capabilities and domain expertise will help extend our considerable technology leadership position Expands TAM Offering packaged devices allows us to address more of the overall RF market opportunity, including gaining customer relationships with the top OEMs in wireless infrastructure Accelerates Growth Increases Wolfspeed revenue by about 40% Financial Flexibility Intact Balance sheet remains strong with approximately $530 million in available liquidity, and leverage is modest at ~2.25x trailing EBITDA

© 2018 Cree, Inc. All rights reserved